Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-227602 and 333-231377 on Form S-8 of our reports dated March 1, 2023, relating to the financial statements of Frontdoor, Inc. and the effectiveness of Frontdoor, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Frontdoor, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

March 1, 2023